                                                                    Exhibit 10.1


                    EIGHTH AMENDMENT TO AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT


         This EIGHTH AMENDMENT TO AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of this 15th day of May, 2002, by and among ENESCO GROUP, INC., a Massachusetts corporation (the "Borrower"), the Borrowing Subsidiaries who may from time to time become a party to the Amended and Restated Senior Revolving Credit Agreement, FLEET NATIONAL BANK, a national banking association ("Fleet") and LASALLE BANK NATIONAL ASSOCIATION ("LaSalle" and together with Fleet, the "Banks").
`
                                    RECITALS

         The Borrower and the Banks are parties to a certain Amended and Restated Senior Revolving Credit Agreement dated as of August 23, 2000, as amended by a First Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of November 27, 2000, as further amended by a Second Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of November 30, 2000, as further amended by a Third Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of March 23, 2001, as further amended by a Fourth Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of April 6, 2001, as further amended by a Fifth Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of June 18, 2001, as further amended by a Sixth Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of August 2, 2001, and as further amended by a Seventh Amendment to Amended and Restated Senior Credit Agreement dated as of September 7, 2001 (the "Credit Agreement"), pursuant to which the Banks have extended certain financial accommodations to the Borrower including those evidenced by a Borrower Note dated August 3, 2000 in the face amount of $50,000,000 payable to Fleet, a Borrower Note dated June 26, 2001 in the face amount of $10,000,000 payable to LaSalle, a Back-Up L/C and B/A Demand Note dated June 18, 2001 in the face amount of $15,000,000 payable to Fleet and a Back-Up F/X Demand Note dated November 27, 2000 in the face amount of $10,000,000 payable to Fleet. Payment and performance of all Obligations of the Borrower to the Banks are secured by a Security Agreement dated April 6, 2001 (the "Security Agreement"), by a certain Mortgage, Assignment of Leases and Rents and Security Agreement dated June 18, 2001 with respect to certain properties located in DuPage County and Cook County, Illinois (the "Mortgages") and by the other Loan Documents (as defined in the Credit Agreement). The Borrower and the Banks have agreed to further modify the terms and provisions of the Credit Agreement and to ratify and confirm that all Obligations of the Borrower to the Banks continue to be evidenced and secured by the Loan Documents, all as more fully described and set forth hereinbelow. Capitalized terms not otherwise defined in this Amendment shall have their meanings as defined in the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Banks agree that the Credit Agreement is further amended as follows:

         1. The definition of "Applicable Margin" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

         "Applicable Margin" means (i) that number of basis points over the LIBOR Base Rate, the Cost of Funds or the Alternative Base Rate, as applicable, and (ii) the Facility Fee, (both (i) and (ii) as determined based upon the Borrower's year to date Consolidated Operating Profit in accordance with the pricing grid which appears below):


                           Level 1       Level 2              Level 3              Level 4
                           -------       -------              -------              -------
Year to Date               Less than     Greater than or      Greater than         Greater than or
Consolidated               $0 million    or equal to $0       or equal to $5       equal to $8.7
Operating Profit                         million to Less      million to Less      million
                                         than $5 million      than $8.7 million


Facility Fee               25 bps           25 bps            20 bps               20 bps

LIBOR Base Rate            175 bps          150 bps           125 bps              100 bps

Cost of Funds              175 bps          150 bps           125 bps              100 bps

Alternate Base Rate        0 bps            0 bps             0 bps                0 bps


*bps = basis points



The Applicable Margin shall be established by the Banks based upon the Borrower's year to date Consolidated Operating Profit as of the date of a request for an Advance or as of the date of continuation or conversion of any outstanding Advance pursuant to Section 2.9, as the case may be, using the Borrower's most recently delivered financial statement under Section 6.1, with such Applicable Margin remaining in effect until expiration of any applicable Interest Period. Pricing, effective May 15, 2002, shall be in accordance with Level 3 and shall be subject to change upon receipt by the Banks of the Borrower's financial statements for the quarterly periods ending September 30, 2002, December 31, 2002 and March 30, 2003, respectively.

         2. The definition of "Borrowing Capacity" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                    "Borrowing Capacity" means the lesser of:

                         (x)  Fifty Million Dollars ($50,000,000), or

                         (y) the sum of (i) eighty percent (80%) of Accounts Receivable of the Borrower, which Accounts Receivable are not Ineligible Accounts of the Borrower, plus (ii) eighty percent (80%) of the current market value of the property in which the Banks hold a first priority mortgage or security interest pursuant to the Mortgages, or $19,400,000, such current market value to be subject to adjustment in the commercially reasonable discretion of the Banks for environmental, title or other matters which may affect such current market value.




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

         3. The definition of "Commitment" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                   "Commitment" means the obligation of the Banks, subject to
              Borrowing Capacity, to make Loans not exceeding an aggregate principal amount of $40,000,000 for all such Loans outstanding at any time, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.1, as such amount may be modified from time to time pursuant to the terms hereof. Notwithstanding the foregoing, Fleet shall, subject to Borrowing Capacity, make Loans of up to $5,000,000 Dollars in excess of the Commitment based upon availability under the L/C and B/A Facility Limit in an amount sufficient to fully cover, Dollar for Dollar, the amount of any such Loan in excess of the Commitment. Availability under the L/C and B/A Facility Limit shall be reduced, Dollar for Dollar, in an amount equal to any such Loan made by Fleet in excess of the Commitment. Loans of up to $5,000,000 Dollars in excess of the Commitment shall be evidenced by the Borrower Note dated August 3, 2000 in the original principal amount of $50,000,000 payable to Fleet and shall be subject to the interest rate provisions and other terms contained in ARTICLE II of the Agreement.

         4.   The following definition is added to ARTICLE I:

                   "Consolidated Scheduled Principal Payments" means, as of the date of any determination thereof, the amount of scheduled principal payments shown on the consolidated balance sheet of the Borrower and its Subsidiaries on and as of such date, determined on a consolidated bases in accordance with Agreement Accounting Principles.

         5. The definition of "EBITDA" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                   "EBITDA" means, as of the date of any determination thereof,
              Consolidated Operating Profit for such period, plus Consolidated Depreciation, plus Consolidated Amortization.

         6.   The definition of "Facility Termination Date" which appears in
              ARTICLE I is deleted in its entirety and replaced with the following:

                   "Facility Termination Date" means May 15, 2003.

         7.   The definition of "L/C and B/A Facility Limit" which appears in
              ARTICLE I is deleted in its entirety and replaced with the following:

                   "L/C and B/A Facility Limit" means the obligation of Fleet pursuant to Section 2.1.B, subject to Borrowing Capacity (dollar for dollar based upon the aggregate stated amount of all such Letters of Credit and Bankers' Acceptances outstanding), to issue Letters of Credit and permit Bankers' Acceptances




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

              up to an aggregate stated amount of all such Letters of Credit and Bankers' Acceptances outstanding at any given time of $10,000,000, minus the aggregate outstanding amount of any Loan or Loans made by the Banks in excess of the Commitment based upon availability under the L/C and B/A Facility Limit. Notwithstanding the foregoing, Fleet shall, subject to Borrowing Capacity, issue Letters of Credit and permit Bankers' Acceptances of up to $5,000,000 in excess of the L/C and B/A Facility Limit based upon availability under the Commitment in an amount sufficient to fully cover, Dollar for Dollar, the amount of any such Letter of Credit or Bankers' Acceptance in excess of the L/C and B/A Facility Limit. Availability under the Commitment shall be reduced, Dollar for Dollar, in an amount equal to any such Letter of Credit issued or Bankers' Acceptance permitted by Fleet in excess of the L/C and B/A Facility Limit. Obligations of up to $5,000,000 in excess of the L/C and B/A Facility Limit shall be evidenced by the Back-Up L/C and B/A Demand Note dated June 18, 2001 in the original principal amount of $15,000,000 payable to Fleet.

         8. The first paragraph of Section 2.1.B is deleted in its entirety and replaced with the following:

                   2.1.B. Letter of Credit/Bankers' Acceptance Facility. From
              and including the date of this Agreement and prior to the Facility Termination Date, Fleet agrees, on the terms and conditions set forth in this Agreement, upon request of the Borrower, to (i) issue Letters of Credit, subject to the L/C and B/A Facility Limit, with Letter of Credit expiration dates of not more than 90 days beyond the Facility Termination Date, and (ii) permit Bankers' Acceptances, subject to the L/C and B/A Facility Limit, with expiration dates of not more than 90 days beyond the Facility Termination Date, and with any such Bankers' Acceptances obtained in connection with Letters of Credit issued hereunder having expiration dates of not more than 150 days beyond the Facility Termination Date (the "L/C and B/A Facility").

         9. Subsection 6.1(xv) is deleted in its entirety and replaced with the following:

                   (xv) within 30 days after the close of each fiscal quarter of the Borrower, a complete schedule of Inventory of the Borrower by location, and including a summary of the inventory reserve, all in form and substance acceptable to the Bank, and certified as true and correct by the Chief Financial Officer or the Assistant Treasurer of the Borrower.

         10.  An additional subsection 6.1(xvi) is added to the end of Section
              6.1 as follows:

                   (xvi) within 15 days following the end of each month, a
              Borrowing Base Certificate in the form of Exhibit C-1 hereto showing the calculations necessary to determine Borrowing Capacity signed by the Borrower's Chief Financial Officer or the Assistant Treasurer.

         11. Section 6.12.1 is deleted in its entirety and replaced with the following:

                   6.12.1. Fixed Charge Coverage Ratio. The Borrower shall
              maintain a Fixed Charge Coverage Ratio of not less than 1.25 to
              1.00 as of the fiscal quarter ending September 30, 2002, and not less than 2.25 to 1.00 as of the fiscal year ending December 31, 2002, with such Fixed Charge Coverage Ratio to be calculated on a year to date basis. For the purposes of this covenant: (1) the term "Fixed Charge Coverage Ratio" means the ratio of (i) the Borrower's year to date Consolidated Operating Profit, plus Consolidated Depreciation, plus Consolidated Amortization, minus Consolidated Capital Expenditures, minus dividends paid by the Borrower; to (ii) the Borrower's Consolidated Interest Expense, plus the Borrower's Consolidated Scheduled Principal Payments for such period.

         12. Section 6.12.2 is deleted in its entirety and replaced with the following:

                   6.12.2. Funded Debt/EBITDA Ratio. The Borrower shall maintain a ratio of funded Consolidated Indebtedness, excluding Letters of Credit issued in the ordinary course of business, to the Borrower's EBITDA for the four most recent consecutive fiscal quarters ending June 30, 2002 of not greater than 2.75 to 1.00, for the four most recent consecutive fiscal quarters ending September 30, 2002 of not greater than 3.75 to 1.00, and for the four most recent consecutive fiscal quarters ending December 31, 2002 of not greater than 1.75 to 1.00. For the purposes of calculation of this covenant for the fiscal quarters ending June 30, 2002 and September 30, 2002, the $8,700,000 inventory write-down taken by the Borrower during fiscal year 2001 shall be excluded from the calculation of the Consolidated Operating Profit component of EBITDA.

         13. Section 6.12.3 is deleted in its entirety and replaced with the following:

                   6.12.3. Minimum Year to Date Operating Profit (Loss). The
              Borrower shall have a minimum year to date Consolidated Operating Profit (Loss) for the six month period ending June 30, 2002 of not more than ($3,000,000), for the nine month period ending September 30, 2002 of not less than $3,200,000, and for the fiscal year ending December 31, 2002 of not less than $5,500,000.

         14. Section 6.12.5 is deleted in its entirety and replaced with the following:

                   6.12.5. Consolidated Total Assets/Revenues Limitation. At no
              time shall more than forty percent (40%) in the aggregate of the Borrower's Consolidated Total Assets be owned by Subsidiaries, or more than forty percent (40%) in the aggregate of the Borrower's Consolidated Total Revenue be generated by Subsidiaries unless such Subsidiaries have either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five (65%) of the total issued and outstanding capital stock of such Foreign Subsidiaries has been pledged to the Bank as security for the Obligations upon terms acceptable to the Bank.

         15. EXHIBIT C attached as a part of the Credit Agreement is deleted in its entirety and replaced with EXHIBIT C attached as a part of this Amendment.

         16. EXHIBIT C-1 attached as a part of the Credit Agreement is deleted in its entirety and replaced with EXHIBIT C-1 attached as a part of this Amendment.

         17. The Borrower shall pay to the Banks upon execution of this Amendment an up front fee of $40,000 in connection with extension of the credit facilities, and all other reasonable costs and expenses, including attorneys' fees, incurred by the Banks in connection with the preparation and execution of this Amendment.

         18. The Borrower and Enesco plc have requested and the Banks have agreed to release the Shares (of Enesco plc) as defined in that certain Shares Mortgage dated August 23, 2000 between the Borrower and the Banks upon execution of this Amendment by the Borrower and the Banks, and payment by the Borrower of all fees and expenses as provided for hereunder.

         19. By executing this Amendment, the Borrower hereby consents to amendment of the assignment by Fleet to LaSalle with respect to any Loan or Loans made by the Banks in excess of the Commitment, or with respect to any Letter of Credit or Bankers' Acceptance or Letters of Credit or Bankers' Acceptances made by Fleet in excess of the L/C and B/A Facility Limit.

         20. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

         21. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

         22. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity or priority of any lien on any collateral granted, pledged or mortgaged as security for the payment and performance of the liabilities and obligations of the Borrower under the Credit Agreement and other Loan Documents.

         23. The Borrower hereby confirms and ratifies the obligations established under the Credit Agreement and other Loan Documents, as amended hereby, and the continuing and continuous security interests, pledges and mortgages in, of and to all collateral granted pursuant to the Credit Agreement and other Loan Documents.

         24. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

         25. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower and the Banks.



                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.


WITNESS:                                 ENESCO GROUP, INC.


                                         By: /s/ /Daniel DalleMolle
-------------------------                   ------------------------------------
                                            Print Name:  Daniel DalleMolle
                                                        ------------------------
                                            Title: President and Chief
                                                   Executive Officer
                                                   -----------------------------


                                         By: /s/ Jeffrey W. Lemajeur
                                            ------------------------------------
                                            Print Name: Jeffrey W. Lemajeur
                                                        ------------------------
                                            Title: Chief Financial Officer
                                                   -----------------------------


                                         FLEET NATIONAL BANK



                                         By: /s/ Sheryl McQuade
-------------------------                   ------------------------------------
                                            Its Vice President


                                         LASALLE BANK NATIONAL ASSOCIATION



                                         By: /s/ Tracy L. Harper
-------------------------                   ------------------------------------
                                            Its  Assistant Vice President



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